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                                                                    EXHIBIT 99.1

                         ALLIED WASTE INDUSTRIES, INC.
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS             , 1998

     The undersigned hereby appoints Roger A. Ramsey and Thomas H. Van Weelden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all shares of Common Stock of Allied Waste Industries, Inc. (the
"Company") held of record by the undersigned on             , 1998, at the
Special Meeting of Stockholders to be held on             , 1998, or any
adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        SPECIAL MEETING OF STOCKHOLDERS
                         ALLIED WASTE INDUSTRIES, INC.

                                           , 1998

               -Please Detach and Mail in the Envelope Provided -

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[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE
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     To vote in accordance with the recommendations of the Board of Directors just sign below, no boxes need be checked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSALS 1 AND 2

1. Proposal to approve and adopt the Agreement and Plan of Merger among the Company, a wholly-owned subsidiary of the Company, and American Disposal Services, Inc. and to approve the issuance of shares of Common Stock of the Company pursuant to this agreement.
           [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

2. Proposal to amend the Amended Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 200,000,000 to 300,000,000.
           [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRED NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

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SIGNATURE(S)                                                DATE

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NOTE: Please sign exactly as name or names hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.